Exhibit 99.1

$115,000,000

5.25% Fixed-to-Floating Rate Subordinated Notes due 2030

Term Sheet

Issuer:	Valley National Bancorp (the “Company” or “Issuer”)

Security:	5.25% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”)

Aggregate Principal Amount:	$115,000,000

Expected Ratings:	BBB by Kroll Bond Rating Agency; BBB- by Standard & Poor’s and BBBH by DBRS

A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

Trade Date:	May 29, 2020

Settlement Date:	June 5, 2020 (T + 5)

Maturity Date (if not previously redeemed):	June 15, 2030

Coupon:	From and including the Settlement Date to, but excluding, June 15, 2025, or the date of earlier redemption (the “fixed rate period”) 5.25% per annum, payable semiannually in arrears. From and including June 15, 2025 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) (each as defined in the prospectus supplement under “Description of Notes — Interest”), plus a spread of 514 basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears; provided, however, that if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

Interest Payment Dates:	Fixed rate period: June 15 and December 15 of each year, commencing on December 15, 2020. The last interest payment date for the fixed rate period will be June 15, 2025.

Floating rate period: March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2025.

Record Dates:	The 15th calendar day immediately preceding the applicable interest payment date.

Day Count Convention:	Fixed rate period: 30/360.

Floating rate period: 360-day year and the number of days actually elapsed.

Optional Redemption:	The Company may, at its option, beginning with the interest payment date of June 15, 2025, and on any interest payment date thereafter, redeem the Notes, in whole at any time or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Special Redemption:	The Company may redeem the Notes at any time prior to the Maturity Date, including prior to June 15, 2025, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of (i) a “Tax Event” (as defined under “Description of Notes — Redemption” in the prospectus supplement), (ii) a “Tier 2 Capital Event” (as defined under “Description of Notes — Redemption” in the prospectus supplement), or (iii) the Company becoming required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the redemption date.

Denominations:	$1,000 minimum denominations and $1,000 integral multiples thereof.

Use of Proceeds:	The Company intends to use the net proceeds from this offering for general corporate purposes and investment in Valley National Bank as regulatory capital.

Price to Public:	100%

Ranking:	The Notes will be our general unsecured subordinated obligations and will be:

•  junior in right of payment to any of our existing and future “Senior Debt” (as defined under “Description of Notes — Subordination” in the prospectus supplement);

•  junior in right of payment to any of our existing and all of our future general creditors;

•  equal in right of payment with any of our existing and future subordinated indebtedness, including our 4.55% subordinated debentures due June 30, 2025, our 5.125% subordinated debentures due September 27, 2023 and our 6.25% fixed to floating rate subordinated notes due April 1, 2026;

• senior to our junior subordinated debentures underlying our outstanding trust preferred securities and any indebtedness which ranks junior to the Notes;

• effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•  structurally subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Valley National Bank (the “Bank”).

As of March 31, 2020, the Company had no Senior Debt (other than liabilities of approximately $7.4 million to general creditors) outstanding on a consolidated basis, had $285.0 million in aggregate principal amount of indebtedness ranking equally with the Notes, and $55.8 million of indebtedness ranking junior to the Notes. As of March 31, 2020, the Bank had $29.0 billion in total deposits, $3.7 billion of Federal Home Loan Bank advances, $478.7 million of securities sold under agreements to repurchase, and $457.0 million of federal funds purchased, and the Bank and our other subsidiaries had $659.5 million of other liabilities, excluding intercompany liabilities, to which the Notes will be structurally subordinated.

CUSIP/ISIN:	919794 AD9 / US919794AD97

Joint Book-Running Managers:	Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC and Piper Sandler & Co.

*Note: We expect that delivery of the Notes will be made against payment therefor on or about the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade their Notes on the date of pricing or the next two succeeding business days should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement, the final prospectus supplement (when available) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, the underwriters or any dealer participating in the offering will arrange to send you the prospectus and the related Preliminary Prospectus Supplement if you request it by calling Keefe, Bruyette & Woods, Inc. toll free at 866-805-4128 or by e-mail at USCapitalMarkets@kbw.com; by calling Morgan Stanley & Co. LLC toll free at 866-718-1649 or by emailing Piper Sandler & Co. at fsg-dcm@psc.com.

Capitalized terms used but not defined in this Pricing Term Sheet have the meanings given to them in the Preliminary Prospectus Supplement. This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Other information (including other financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the information contained herein.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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